[Amended through May 22, 1996]]



                                       BY-LAWS

                                          of

                                     SBARRO, INC.

                                      ARTICLE I

                                       OFFlCES

                    Section 1.1.   Offices.  The principal office of the

          Corporation shall be located in the Town of Huntington, County of

          Suffolk, State of New York; other offices, either within or without the State of New York, shall be at such place or places as the Board of Directors may from time to time determine.

                                      ARTICLE II

                                     SHAREHOLDERS

                    Section 2.1.   Annual Meetings.  Annual meetings of the

          shareholders for the election of directors and for the transaction of other business shall be held each year at such time, date and place, within or without the State of New York, as may be

          designated by the Board of Directors, or if no designation shall be made, at 10:30 a.m. on the last day of the sixth month

          following the close of the Corporation's fiscal year (or, if that date is a legal holiday, then on the next succeeding day) at the principal office of the Corporation.

                    Section 2.2.   Special Meetings of Shareholders.  Spe-

          cial meetings of the shareholders may be held either within or without the State of New York, at any time and place and for any purpose or purposes, unless otherwise prescribed by law or by the






          Certificate of Incorporation, and shall be called, by order of the

          Board of Directors.

                    Section 2.3.   Notice of Meetings.  Notice of all

          meetings of shareholders shall be in writing, shall state the place, date and hour of the meeting and, except in the case of the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting.  Notice of any special meeting shall also state the purpose or purposes of which the meeting is called.  If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the statutory requirements to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.  A copy of the notice of any meeting shall be given, personally or by first class mail, not fewer than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at such meeting,

          provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four nor more than fifty days before the date of the meeting.  If mailed, such notice shall be deemed given when deposited in the United States mail, wit postage thereon prepaid, directed to each shareholder at such shareholder's address as it appears on the record of shareholders,

          or, if a shareholder shall have filed with the Secretary of the

          Corporation a written request that notices to such shareholder be mailed to some other address, then directed to such shareholder at such other address.



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                    Section 2.4.   Adjourned Meetings.  The shareholders

          present at a meeting of shareholders may adjourn the meeting despite the absence of a quorum.  Notice of any adjourned meeting of the shareholders shall not be required, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, but if after the adjournment the

          Board of Directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

                    Section 2.5.   Fixing Record Date.  The Board of

          Directors may fix in advance a date as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof,

          or to express consent to or to dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights,

          or for any other purpose.  Such date shall be not more than fifty nor less than ten days before the date of any such meeting, nor more than fifty days prior to any other action.  If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business day next preceding the day on which notice is given; or, if no notice is given, the day on which the meeting is held.  The record date for determing

          shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.









                    Section 2.6.   Quorum.  Except as otherwise provided by

          law, by the Certificate of Incorporation, or by these By-Laws, the holders of record of a majority of the shares entitled to vote at any meeting of shareholders, present in person or by proxy, shall be necessary to constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class,

          the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.  When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any of the shareholders.

                    Section 2.7.   Vote of Shareholders.  Except as other-

          wise required by law, or except as may be otherwise provided by the Certificate of Incorporation, at any meeting of the Share-

          holders at which a quorum is present, every holder of stock then entitled to vote shall have one vote to cast for every share of stock registered in such shareholder's name.  All voting shall be viva voce unless the chairman shall direct that the vote be by written ballot or unless the owners and holders of not less than

          20% of the shares entitled to vote shall in writing demand that the vote in question be by written ballot.

                    Section 2.8.   Proxies.  Every shareholder entitled to

          vote at a meeting of the shareholders may authorize another person to act for him by proxy.  Every proxy must be in writing and signed by the shareholder or his attorney-in-fact, and no proxy shall be valid after the expiration of eleven months from the date









          thereof, unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

                    Section 2.9.   List of Shareholders at Meetings.  A list

          of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.  If the right to vote at any meeting is challenged, the inspectors of election, if any, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

                    Section 2.10.  Inspectors at Shareholders' Meetings.

          The Board of Directors, in advance of any shareholders' meeting,

          may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors.  In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath

          faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.









                    Section 2.11.  Waiver of Notice.  Notice of a share-

          holders' meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting,

          shall constitute a waiver of notice by him.

                    Section 2.12.  Written Consent of Shareholders Without a

          Meeting.  Any shareholder action required by law, by the Cer-

          tificate of Incorporation or by these By-Laws to be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                     ARTICLE III

                                      DIRECTORS

                    Section 3.1.   Powers of the Board of Directors.  Except

          as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the property, business and affairs of the

          Corporation shall be managed by the Board of Directors (sometimes hereinafter referred to as the "Board").

                    Section 3.2.   Number, Election, Tenure and Qualifica-

          tions of Directors.  Until changed by an amendment to these By-

          Laws the number of directors shall be not less than nine nor more than twelve, the exact number to be determined from time to time by resolution of a majority of the entire Board of Directors;

          provided, however, that the number of directors shall be increased beyond the foregoing limit, to the extent required, in the event









          that (and for so long as) the holders of any Preferred Stock of the Corporation, voting as a separate class or series under any provisions of the Certificate of Incorporation, as it may be amended from time to time, shall be entitled to elect directors.

          Such an amendment or resolution shall require the affirmative vote of a majority of the entire Board and of the holders of at least

          66 2/3% of the total number of shares of Common Stock then outstanding.  Directors need not be shareholders.  Except as otherwise provided by law or by the Certificate of Incorporation,

          the Directors shall be divided into three classes, each class to be as nearly equal in number as possible.  The term of office of

          Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election and that of the third class shall expire at the third annual meeting after their election.  At each annual meeting after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

          No classification of Directors shall be effective prior to the first annual meeting of shareholders.  No decrease in the number of directors by amendment of these By-Laws shall shorten the term of any incumbent director.  Any Directors elected by holders of any Preferred Stock of the Corporation voting as a separate class or series under any provisions of the Certificate of Incorporation shall be classified by the Board of Directors so that all addi-

          tional Directors are so apportioned among the classes as to make









          all the classes as nearly equal in number as possible. Notwith-

          standing anything herein to the contrary, the term of office of any Director elected by any holders of the Corporation's Preferred

          Stock voting as a separate class or series shall terminate as provided in the Certificate of Incorporation, notwithstanding the fact that the term of the other members of any class in which any such Director is included has not yet expired.

                    Section 3.3. Newly Created Directorships and Vacan-

          cies. Newly created directorships resulting from an increase in the authorized number of directors and vacancies occurring in the

          Board through death, resignation or disqualification or for any other reason, may be filled by the vote of a majority of the directors then in office, although less than a quorum exists, and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors shall be duly elected and qualified unless sooner displaced.

                    Directors may be removed only for cause.  Except as

          otherwise provided by law, such removal shall be by vote of the shareholders holding a majority of the outstanding stock of the

          Corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or by action of the Board of Directors at any regular or special meeting of the Board.  A vacancy or vacancies occurring from such removal may be filled at a regular or special meeting of the Board of Directors.

                    Section 3.4.   Regular Meetings.  Regular meetings of

          the Board of Directors may be held without call or forrmmal  notice at such place either within or without the State of New York, and at such time as the Board may by vote froom time to time determine.

          There shall be a regular meeting of the Board of Directors which may be held without call or formal notice immediately after and at the same place as the annual meeting of the shareholders or any special meeting of the shareholders at which a Board of Directors is elected.

                    Section 3.5.   Special Meetings.  Special meetings of

          the Board of Directors may be held at any place within or without the State of New York at any time when called by the Chairman of the Board of Directors, the President or Secretary or two or more directors, notice of the time and place thereof being given to each director by leaving such notice with him at his residence or usual place of business or by mailing, cabling, telegraphing or telexing it, prepaid, addressed to him at his post office address as it appears on the books of the Corporation, at least two days before the meeting.  Notice shall be deemed given when sent in accordance with these By-Laws. Neither the call, notice nor waiver of notice need specify the purpose of any special meeting of the

          Board of Directors.

                    Section 3.6.   Quorum.  Except as may be otherwise

          provided by law or in the Certificate of Incorporation, a majority of the entire Board of Directors in office shall constitute a quorum at any meeting of the Board.  A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place without further notice until a quorum shall attend.











                    Section 3.7.   Action by the Board of Directors.  The

          vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the

          Board, except where a larger vote is required by law, by the

          Certificate of Incorporation or these By-Laws.

                    Section 3.8.   Compensation of Directors.  The Board of

          Directors shall have the authority to fix the compensation of directors for services in any capacity.

                    Section 3.9.   Resignation of Directors.  Any director

          may resign at any time by giving written notice thereof to the

          Chairman of the Board of Directors, the President or to the Board

          of Directors, and such resignation shall take effect at the time therein specified without the necessity of further action by the

          Board.

                    Section 3.10.  Waiver of Notice.  Notice of a meeting

          need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

                    Section 3.11.  The Entire Board.  As used in these By-

          Laws the term "the entire Board of Directors" or "the entire

          Board" means the number of directors the Board would have if there were no vacancies.

                    Section 3.12.  Participation at Meetings by Use of

          Communications Equipment.  Any one or more members of the Board of

          Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of a









          conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.

                    Section 3.13.  Consent of Lieu of Meeting.  Unless

          otherwise restricted by the Certificate of Incorporation or these

          By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of

          Directors or committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action and the resolution and the written consents thereto are filed with the minutes of the proceedings of the Board or committee.

                                      ARTICLE IV
                            EXECUTIVE COMMITTEE AND OTHER
                                COMMITTEES OF THE BOARD

                    Section 4.1.   How Constituted and Powers.  The Board of

          Directors, by resolution adopted by a majority of the entire

          Board, may designate from among its members an executive commit-

          tee, and other committees, each consisting of three or more directors, and each of which, to the extent provided in the res-

          olution and these By-Laws, shall have all the authority of the

          Board of Directors, except that no such committee shall have authority as to any of the following matters:

                    (1)  The submission to shareholders of any action that

                    needs shareholders' authorization by law;

                    (2)  The filling of vacancies in the Board of Directors

                    or in any committee;








                    (3)  The fixing of compensation of the directors for

                    serving on the Board or on any committee;

                    (4)  The amendment or repeal of By-Laws, or the adoption

                    of new By-Laws; or

                    (5)  The amendment or repeal of any resolution of the

                    Board which by its terms shall not be so amendable or

                    repealable.

                    Section 4.2.   Alternate Committee Members.  The Board

          may designate one or more directors as alternate members of any committee established under this Article, who may replace any absent member or members at any meeting of such Committee.

                    Section 4.3.   Organization, etc.  The Executive

          Committee (and any other Committee established under this Article)

          may choose its own Chairman and Secretary and shall keep minutes of all of its acts and proceedings and report the same from time to time to the Board of Directors.

                    Section 4.4.   Meetings.  Regular meetings of the

          Executive Committee (and of any other Committee established under this Article), of which no notice shall be necessary, shall be held at such times and in such places as shall be fixed by a majority of the Committee.  Special meetings of the Committee shall be called at the request of any member of the Committee.

          Notice of each special meeting of the Committee shall be sent by mail, telegraph, cable or wireless or telephone not later than the day before the date on which the meeting to be held.  Notice of any such meeting need not be given to any member of the Committee,

          however, if waived by him in writing or by telegraph, cable or








          wireless, before or after the meeting; and any meeting of the

          Committee shall be a leal meeting without notice thereof having been given, if all the members of the Committee shall be present thereat.

                    Section 4.5.   Quorum and Manner of Acting.  A majority

          of the Executive Committee (or of any other Committee established under this Article), shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the

          Executive Committee (or such other Committee).

                    Section 4.6.   General.  Each Committee established by

          the Board of Directors shall serve at the pleasure of the Board of

          Directors, which may fill vacancies in any such Committee.



                                      ARTICLE V

                                       OFFICERS

                    Section 5.1.   Authorized Officers.  The officers of the

          Corporation shall be a Chairman of the Board of Directors, a

          President, a Secretary and a Treasurer, and such other officers,

          including one or more Vice Chairmen of the Board of Directors, one or more Vice-Presidents, one or more Assistant Vice-Presidents,

          Assistant Secretaries and Assistant Treasurers, as the Board may

          from time to time determine.  The Chairman of the Board of

          Directors and Vice Chairmen shall be chosen from among the directors, but no other officer need be a director.  Any two or more offices may be held by the same person except those of

          Secretary and President.









                    Section 5.2.   Election or Appointment and Term of

          Office.  The officers of the Corporation shall be elected by the

          Board of Directors and shall hold office at the pleasure of the

          Board of Directors.

                    Section 5.3.   Resignation and Removal.  Any officer may

          resign at any time by giving written notice thereof to the

          Chairman of the Board of Directors, the President or to the Board

          of Directors, and such resignation shall take effect at the time therein specified.  Any officer may be removed from office, with or without cause, by the Board of Directors.

                    Section 5.4.   Vacancies.  A vacancy occurring in any

          office shall be filled by the Board of Directors.

                    Section 5.5.   Compensation.  Each officer shall receive

          such salary as compensation as may be determined by the Board of

          Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                    Section 5.6.   The Chairman of the Board of Directors.

          The Chairman of the Board of Directors shall be the chief execu-

          tive officer of the Corporation and when present, shall preside at all meetings of the Board of Directors and at all meetings of the shareholders.  He shall from time to time report to the Board of

          Directors all matters within his knowledge which he believes the interests of the Corporation may require be brought to its notice,

          and shall see that all orders and resolutions of the Board are carried into effect.  In general, he shall perform the duties and have the powers incident to the office of the chief executive









          officer and such further duties and powers as the Board of

          Directors may from time to time determine or the By-Laws

          prescribe.  In the event of the absence, death or incapacity of the Chairman of the Board of Directors, only the Board of

          Directors may designate a successor Chairman of the Board of

          Directors.

                    Section 5.7.   Vice Chairmen of the Board of Directors.

          Each Vice Chairman of the Board of Directors shall have such powers and shall perform such duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the

          Board.

                    Section 5.8.      President.  The President shall be the

          chief operating officer of the Corporation, and, subject to the direction of the Board of Directors, shall have general and active control of its affairs and business and general supervision of its officers, agents and employees.  The President shall see that all orders and resolutions of the Board are carried into effect.  The

          President, shall, in the absence or non-election of a Chairman of the Board preside at all meetings of the shareholders and the

          Board of Directors.  He may sign deeds, mortgages, bonds,

          contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution therof shall be expressly delegated by the Board of

          Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.  He shall perform all duties incident to the office of the President and such other duties as may be prescribed









          by the Board of Directors from time to time.  He shall have custody of the treasurer's bond, if any.

                    Section 5.9.   Vice-Presidents.  Each Vice-President

          shall assist the President and shall perform such duties as may be assigned to him by the Chairman of the Board of Directors, the

          President or the Board of Directors.  In the event of the absence,

          death, or incapacity of the President, the Vice-Presidents in the order designated by the Board of Directors, or if no such

          designation has been made, in order of seniority in office, shall have the powers and duties of the President.  Any Vice-President may sign, with the Secretary or other proper officer of the

          Corporation thereunto authorized by the Board of Directors certificates representing shares of the Corporation.

                    Section 5.10.  The Secretary.  The Secretary shall act

          as Secretary of all meetings of the Board of Directors and of the

          Executive Committee and of the shareholders of the Corporation,

          and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served;

          he may, with the President or any of the Vice-Presidents, sign certificates for stock of the Corporation; he shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the

          Corporation under its corporate seal is duly authorized in accordance with the provisions of these By-Laws; he shall have charge of the stock records and also of the other books, records









          and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports,

          statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Board of Directors or by the

          Executive Committee or by the Chairman of the Board of Directors,

          or the President.

                    Section 5.11.  Treasurer.  The treasurer shall have

          charge and custody of, and be responsible for, all funds, secu-

          rities, evidences of indebtedness and other personal property of the Corporation and shall deposit, or cause to be deposited, the same in accordance with instructions of the Board of Directors. He shall receive and give receipts and acquittances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls and other debts of the Corporation.

          He shall enter regularly in the books belonging to the Corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out by him on account of the

          Corporation.  He shall have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the

          Corporation from the officers or agents transacting the same.

          Upon the request of the Chairman of the Board of Directors, the

          President, the Board of Directors or the Executive Committee, he

          shall make such reports to them as they shall require from time to time relating to the financial condition of the Corporation and









          all his transactions as treasurer.  He shall perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chairman of the

          Board, the President, the Board of Directors or by the Executive

          Committee.  He may sign, with the Chairman of the Board of

          Directors, President or a Vice-President, certificates for stock of the Corporation.

                    The treasurer shall, if required by the Board of

          Directors, give the Corporation a bond in such sums and with such security as may be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the

          Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the Corporation in his possession or under his control.

                    Section 5.12.  Assistant Secretaries and Assistant

          Treasurers. The assistant secretary and assistant treasurer, or if there be more than one, the assistant secretaries and assistant treasurers in the order determined by the Board of Directors shall, in the absence or disability of the secretary or the treasurer, perform the duties of the secretary and treasurer,

          respectively, and shall perform such other duties and have such other powers as from time to time may be assigned to them or any of them by the Chairman of the Board, the President or Board of

          Directors or Executive Committee.  The assistant treasurer or treasurers shall, if required by the Board of Directors, give the

          Corporation a bond in such sums and with such security as shall be









          satisfactory to the Board conditioned upon faithful performance of their duties and for the restoration to the Corporation in case of their death, resignation, retirement or removal from office, of all books, paper, voucher, money and other property of whatever kind belonging to the Corporation in their possession or under their control.

                                      ARTICLE VI

                                        SHARES

                    Section 6.1.   Certificates for Shares.  Certificates

          for stock of the Corporation shall be in such form as shall be approved by the Board of Directors.  The certificates for such stock shall be numbered in the order of their issue, shall be signed by the Chairman of the Board of Directors, the President or

          one of the vice-presidents and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and the seal of the Corporation shall be affixed thereto, which seal may be facsimile, engraved or printed.  Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of the Chairman of the Board of Directors, the President, a vice-president,

          secretary, assistant secretary, treasurer or assistant treasurer upon such certificate may be facsimiles, engraved or printed.  In any case any officer or officers who shall have signed or whose signature or facsimile signature or signatures shall be used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death,

          resignation, removal or otherwise, before such certificate or









          certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless, unless otherwise ordered by the Board of Directors, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

                    Section 6.2.   Transfer of Shares.  Upon surrender to

          the Corporation or to a transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied with proper evidence of succession, assignment or authority to

          transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and to cancel the old certificate.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not the

          Corporation shall have express or other notice thereof, except as may be required by law.

                    Section 6.3.   Record of Shareholders.  The Corporation

          shall keep at its principal office in the State of New York, or at the office of its transfer agent or registrar in the State of New

          York a record in written form, or in any other form capable of being converted into written form within a reasonable time, which shall contain the names and addresses of all the shareholders, the number and class of shares held by each, the dates when they respectively became the owners thereof, and, when shares are originally issued by the Corporation, the amount paid therefor.

           Section 6.4.   Lost Certificates.  In case of the

           alleged loss, destruction or mutilation of a certificate or cer-

           tificates representing shares, the Board of Directors may direct the issuance of a new certificate or certificates in lieu thereof upon such terms and conditions in conformity with law as it may prescribe.

                                     ARTICLE VII

                                   INDEMNIFICATION

                    Section 7.1.   General.  The Corporation shall indemnify

          any officer or director of the Corporation made, or threatened to be made, a party to an action or proceeding, whether civil,

          criminal, administrative or investigative and including an action by or in the right of a Corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation (any such action or proceeding being hereinafter referred to as an

          "Action"), by reason of the fact that he, his testator or

          intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust,

          employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such

          Action, or any appeal therein, provided that no indemnification



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          shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and,

          in either case, were material to the cause of action so

          adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.  The Corporation may indemnify and advance expenses to any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business

          Corporation Law or other law, or other rights created by an agreement approved by the Board, or resolution of shareholders or the Board, and the adoption of any such resolution or the entering into of any such agreement approved by the Board is hereby authorized.

                     Section 7.2. Expense Advances.  The Corporation shall,

         from time to time, advance to any director or officer of the

         Corporation expenses (including attorney's fees) incurred in defending any Action in advance of the final disposition of such

         Action; provided that no such advancement shall be made until receipt of any undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by law.

                    Section 7.3.   Procedure for Indemnification.  Indem-

          nification and advancement of expenses under this Article VII









          shall be made promptly and, in any event, no later than 30 days in the case of indemnification and 15 in the case of expense

          advancement following the request of the person entitled to such indemnification or advancement of expenses hereunder, as the case may be.  The Board shall promptly (but, in any event, within such

          30 or 15-day period, as the case may be) take all such actions

          (including, without limitation, any authorizations and findings required by law) as may be necessary to indemnify, and advance expenses to, each person entitled thereto pursuant to this Article

          VII.  If the Board is or may be disqualified by law from granting any authorization, making any finding or taking any other action necessary or appropriate for such indemnification or advancement,

          then the Board shall use its best efforts to cause appropriate person(s) to promptly so authorize, find or act.

                    Section 7.4.   Insurance.  The Corporation shall be

          permitted to purchase and maintain insurance for its own indem-

          nification and that of its directors and officers and any other proper persons to the maximum extent permitted by law.

                    Section 7.5.   Non-Exclusivity.  Nothing contained in

          this Article VII shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article VII, or shall be deemed exclusive of any other rights to which those seeking indemnifi-

          cation or advancement of expenses may have or hereafter be enti-

          tled under any law, provision of the Certificate of Incorporation,

          By-Law, agreement approved by the Board, or resolution of

          shareholders or directors; and the adoption of any such resolution









          or entering into of any such agreement approved by the Board is hereby authorized.

                    Section 7.6.   Continuity of Rights.  The indemnifica-

          tion and advancement of expenses provided by, or granted pursuant to, this Article VII shall (i) continue as to a person who has ceased to serve in a capacity which would entitle such person to indemnification or advancement of expenses pursuant to this

          Article VII with respect to acts or omissions occurring prior to such cessation, (ii) inure to the benefit of the heirs, executors and administrators of a person entitled to the benefits of this

          Article VII, (iii) apply with respect to acts or omissions occurring prior to the adoption of this Article VII to the fullest extent permitted by law and (iv) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.  This Article VII shall constitute a contract between the Corporation and each person eligible for indemnification or advancement of expenses hereunder, pursuant to which contract the Corporation and each such person intend to be legally bound.

                    Section 7.7.   Enforcement.  The right to indemnifica-

          tion and advancement of expenses provided by this Article VII shall be enforceable by any person entitled to indemnification or advancement of expenses hereunder in any court of competent jurisdiction.  In such an enforcement action, the burden shall be on the Corporation to prove that the indemnification and

          advancement of expenses being sought are not appropriate. Neither the failure of the Corporation to determine whether indem-









          nification or the advancement of expenses is proper in the cir-

          cumstances nor an actual determination by the Corporation thereon adverse to the person seeking such indemnification or advancement shall constitute a defense to the action or create a presumption that such person is not so entitled.  Without limiting the scope of section 7.1, (a) a person who has been successful on the merits or otherwise in the defense of an Action shall be entitled to indemnification as authorized in section 7.1 and (b) the

          termination of any Action by judgment, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that such person has not met the standard of conduct set forth in section 7.1.  Such person's reasonable expenses incurred in connection with successfully establishing such person's right to indemnification or advancement or expenses,

          in whole or in part, in any such proceeding shall also be

          indemnified by the Corporation.

                    Section 7.8.   Severability.  If this Article VII or any

          portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation nevertheless shall indemnify and advance expenses to each person otherwise entitled thereto to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated.

                                     ARTICLE VIII

















                                    MISCELLANEOUS

                    Section 8.1.   Seal.  The Corporate seal of the Corpo-

          ration shall be circular in form and shall contain the name of the

          Corporation, the year of its organization and such other legend as may from time to time be determined by the Board.

                    Section 8.2.   Fiscal Year.  The fiscal year of the

          Corporation, which may be changed by resolution of the Board of

          Directors, shall end on the Sunday nearest to December 31.

                                      ARTICLE IX

                                 AMENDMENT AND REPEAL

                    Section 9.1.   Mode of Amendment or Repeal.  Except as

          may be otherwise provided by law or in the Certificate of Incor-

          poration, these By-Laws may be amended, repealed or new By-Laws adopted, by a vote of the shareholders entitled to vote thereon or by the affirmative vote of a majority of the members of the Board of Directors present at any meeting duly called and held at which a quorum is present, provided that a reference to the proposed action is contained in the notice or waiver of notice of any meeting held for such purpose.  Any By-Law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

                    Section 9.2.   By-Laws Regulating Impending Election.

          If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Laws so adopted, amended or repealed,

          together with a concise statement of the changes made.



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